Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

UNDER SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the annual report of Select Water Solutions, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Schmitz, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
May 19
Date: February 18, 2026
/s/ John D. Schmitz
John D. Schmitz
Chairman, President and Chief Executive Officer
(Principal Executive Officer)